EXHIBIT 10.18

                        GLOBAL MARINE INC.
               1989 STOCK OPTION AND INCENTIVE PLAN


                         SIXTH AMENDMENT



     The Global Marine Inc. 1989 Stock Option and Incentive Plan, as heretofore amended (the "Plan"), is hereby further amended as follows, effective November 14, 1996:

     1. Subsection (b) of Section 5 of the Plan is hereby amended in its entirety to be and read as follows:

          "(b) Such terms and conditions of exercise as may be determined by the Board of Directors or the Committee; provided, however, that whenever an option is exercised by delivery of a notice of stock option exercise together with instructions to sell the shares issuable upon such exercise and apply proceeds from such sale to payment of the exercise price, the date of such exercise shall be the date of such sale."

     2. Subsection (c) of Section 5 of the Plan is hereby amended in its entirety to be and read as follows:

          "(c) That the option is not transferable other than by will or the laws of descent and distribution or, if applicable, as authorized pursuant to the following sentence, and that the option is exercisable during the grantee's lifetime only by him, his guardian or legal representative or, if applicable, by a transferee authorized pursuant to the following sentence. The Board of Directors or the Committee may, in its discretion, authorize all or a portion of the options granted or to be granted to a grantee to be on terms that permit transfer by the grantee to (i) the spouse, children or grandchildren of the grantee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the grantee and/or Immediate Family Members,
     (iii) a partnership in which the grantee and/or Immediate Family Members are the only partners, (iv) a transferee pursuant to a judgment, decree or order relating to child support, alimony or marital property rights that is made pursuant to a domestic relations law of a state or country with competent jurisdiction (a "Domestic Relations Order"), or (v) such other transferee as may be approved by the Committee in its sole and absolute discretion; provided, however, that (x) the Stock Option Agreement relating to such options must be approved by the Board of Directors or the Committee and must expressly provide for transferability in a manner consistent with this subsection, and (y) subsequent transfers of transferred options shall be prohibited except those to the original grantee or by the original grantee in accordance with this subsection, by will or the laws of descent and distribution, or pursuant to a Domestic Relations Order. Following any transfer, an option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and any and all references to the grantee in the relevant Stock Option Agreement shall be deemed to refer to the transferee; provided, however, that events of termination of employment, if any, referred to in the Stock Option Agreement shall continue to mean events of termination of the original grantee's employment, and following any such event the options shall be exercisable by the transferee only to the extent and for the periods specified in the Stock Option Agreement."

     3. A new section is hereby added at the end of the Plan, said section to be and read as follows:

          "11.    TERMS OF EMPLOYMENT.  The adoption and
     maintenance of the provisions of this Plan shall not be deemed to constitute a contract between the Company or any of its subsidiaries or affiliates and any employee, or to be consideration for, or an inducement or condition of, the employment of any person. Nothing contained in this Plan shall be deemed to give to any employee the right to be retained in the employ of the company or any of its subsidiaries or affiliates or to interfere with the right of any employer to discharge any employee at any time, nor shall it be deemed to give to any employer the right to require any employee to remain in its employ, nor shall it interfere with any employee's right to terminate his employment at any time."

     4. Terms used in this Amendment and not defined herein are used herein as they are defined in the Plan. References in the Plan to "this Plan" (and indirect references such as "hereof" and "herein") are amended to refer to the Plan as amended by this Amendment.

     5. Except as expressly amended hereby, the Plan shall remain in full force and effect.